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                               Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
       (Amendment No. __)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]

       Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[x] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         Synthetic Industries, L.P.
-----------------------------------
(Name of Registrant as Specified In Its Charter)

              The Mills Law Firm
--------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

       Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:

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       (2) Form, Schedule or Registration Statement No.:

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       (4) Date Filed:

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                           [The Mills Law Firm letterhead]


                                   October 31, 1997

    Re: Synthetic Industries, L.P.

Dear Limited Partners:

As many of you may know, we are attorneys who represent 414 of the limited partners in Synthetic Industries, L.P. ("the Partnership") -- approximately 22 percent of all of the Partnership's limited partners. Two of the limited partners we represent have filed class action lawsuits on your behalf, one in Delaware state court and the other in California federal court, against the Partnership's general partner ("the General Partner") and the individuals (including Leonard Chill) and entities who control the General Partner.

                  THE DELAWARE COURT HAS ENJOINED THE PROPOSED PLAN

We are pleased to inform you that, on October 23, 1997, in the Delaware case, WE PREVAILED ON OUR MOTION FOR A PRELIMINARY INJUNCTION AGAINST THE IMPLEMENTATION OF THE GENERAL PARTNER'S PROPOSED "PLAN OF WITHDRAWAL AND DISSOLUTION" ("THE PROPOSED PLAN"). The Delaware Court of Chancery ruled that we are probably correct on our claims that the Proposed Plan violates the Partnership Agreement ("the Agreement").

The Chancery Court held that the Proposed Plan probably violates your rights under the Agreement to receive the same distributions (on a PRO RATA basis relative to your original investment) as all other limited partners. The Chancery Court also ruled that we are probably correct on our claim that the proposed amendments to the Agreement necessary for implementation of the Proposed Plan cannot be validly adopted unless an opinion of special counsel is obtained. The Agreement provides that this opinion of special counsel must state that the proposed amendments are legal, would not cause you to lose your limited liability status as limited partners, and would not alter the Partnership's status for tax purposes. The Agreement also provides that this opinion of special counsel must be approved by a majority in interest of the limited partners.

Although the Chancery Court enjoined the implementation of the Proposed Plan, the Court did not prohibit the General Partner from continuing to solicit proxies and holding the Special Meeting, which the General Partner had postponed from October 24 to November 7. The General Partner is still soliciting proxies and has stated that it intends to go forward with the Special Meeting. However, unless the order granting


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Limited Partners
October 31, 1997
Page 2


the injunction is reversed, the Proposed Plan cannot be implemented even if the General Partner obtains sufficient votes in favor of the Proposed Plan.

The General Partner intends to appeal the Chancery Court's ruling to the Delaware Supreme Court. We believe that the Chancery Court's ruling will be upheld. However, if the Delaware Supreme Court agrees to hear the appeal, there is a risk that the ruling may be reversed. If the ruling is reversed, the Proposed Plan could still be implemented, if sufficient votes are received for passage.

                      ABOUT THE DELAWARE AND CALIFORNIA LAWSUITS

The central allegations in the Delaware lawsuit are that the defendants have breached their fiduciary duties and the Partnership Agreement in connection with the Proposed Plan and with other actions they have taken over the past three years. We are working together with a Delaware law firm, Smith, Katzenstein & Furlow LLP, in jointly prosecuting the Delaware lawsuit. The California lawsuit alleges that the defendants have violated the federal securities laws in connection with the Proposed Plan and have attempted to deceive the limited partners into voting for the Proposed Plan.

The defendants dispute and oppose the allegations in the two lawsuits. THE COURTS HAVE NOT RULED ON THE VALIDITY OF MOST OF THE ALLEGATIONS MADE IN THE TWO LAWSUITS AND DESCRIBED IN THIS LETTER. The only ruling made by the Delaware court about the merits of our allegations was its October 23, 1997 decision granting our motion for a preliminary injunction. The October 23 decision held that we are probably correct on our claims that the Proposed Plan violates the Partnership Agreement, but also concluded that an argument by us that the Proposed Plan is unlawfully coercive was not persuasive.

The only ruling made by the California court about the merits of our allegations was an August 4, 1997 order which stated that, in a letter sent to you by the defendants on March 21, 1997 and a press release issued by them on June 9, 1997, "Defendants made statements that are probably prohibited by SEC regulations." The August 4 order concluded, however, that these statements did not warrant injunctive relief then and denied a motion for a preliminary injunction we had made.

                                 OUR KEY ALLEGATIONS

            ALLEGED FAILURE TO ADEQUATELY MARKET THE PARTNERSHIP'S ASSETS

One of our most important allegations is that the defendants have violated their fiduciary duties to all the limited partners by failing to market the controlling block of stock in Synthetic Industries, Inc. ("the Company") held by the Partnership or


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Limited Partners
October 31, 1997
Page 3


otherwise seeking to maximize the amount of money you receive in the liquidation of the Partnership. As our Delaware complaint alleges, WE BELIEVE THAT THE BEST AND QUICKEST WAY FOR YOU TO OBTAIN THE HIGHEST POSSIBLE RETURN FOR YOUR INVESTMENT IN THE PARTNERSHIP IS BY PROMPTLY MARKETING THE PARTNERSHIP'S TWO-THIRDS OWNERSHIP INTEREST IN THE COMPANY AS A BLOCK AND EXPLORING TRANSACTIONS INVOLVING A TRANSFER OF CONTROL OF THE COMPANY SUCH AS A SALE OF THE CONTROLLING STOCK TO A SINGLE BUYER.

We believe that such a transaction would probably enable the Partnership to obtain a control premium for its controlling interest in the Company and allow limited partners to promptly obtain the full value of their investments. A control premium is the amount that a purchaser is willing to pay for a controlling block of a corporation's stock (such as the block the Partnership owns) in excess of the price of the corporation's publicly traded shares.

We have retained an expert who has reported that during 1996 and the first six months of 1997, the average control premium paid in transactions where a single buyer has acquired a corporation has been approximately 35 percent of the price at which the corporation's shares were trading prior to the announcement of the transaction. Of course, there is no guarantee as to the size of any control premium or that a control premium could be obtained here at all.

In a deposition, Leonard Chill admitted that no efforts at all were made by the General Partner in 1997 to market the Partnership's controlling stock in the Company as a block. Mr. Chill and the General Partner also do not dispute that, other than the sending of prospectuses by Bear, Stearns & Co. to seven industrial companies and three financial institutions in August 1996, no efforts have been made to market the Partnership's controlling stock as a block since January 1994.

                            ALLEGED CONFLICTS OF INTEREST

The Delaware and California lawsuits also allege that the interests of the five defendants who own and control the General Partner -- Leonard Chill, Jon Beckman, Ralph Kenner, W. Gardner Wright, and W. Wayne Freed (collectively, "Management") -- are in conflict with your interests. Chill, Kenner, Wright, and Freed are executive officers of the Company. Their executive positions pay them substantial salaries, bonuses, and benefits. Beckman earns $125,000 per year for serving as a consultant with the Company.

As alleged in our complaints, we believe that Management has an incentive not to explore transactions which could involve a change of control of the Company and realization of a control premium for the Partnership. Such a transaction could cause the members of Management to lose their lucrative positions with the Company.


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Limited Partners
October 31, 1997
Page 4


We further allege that defendants Chill, Kenner, Wright, and Freed, because of their executive positions, have fiduciary duties to the minority stockholders in the Company. We allege that these duties are, at least potentially, in conflict with Management's fiduciary duties to the limited partners, because your interests as investors in the Company's majority shareholder may not be the same as the interests of the minority shareholders.

                   OTHER ALLEGATIONS OF BREACHES OF FIDUCIARY DUTY

In addition to the allegations described above, we allege that the defendants have breached their fiduciary duties to you by taking many actions in the past three years that were against your interests, including:

    - Attempting to sell all the Partnership's stock in the Company in a public offering in August 1996 prior to the announcement of significantly increased Company earnings. (This proposal was abandoned after over ten percent in interest of the limited partners, with our assistance, requested a Partnership meeting to vote on the proposal.)

    - Diluting the value of the Partnership's stock in the Company by conducting a public offering in November 1996 of newly-issued Company stock at $13 per share, prior to the announcement of significantly increased Company earnings which caused the stock price to rise. (The Company's stock closed at $27 per share on October 29, 1997.)

    - Causing the Partnership to approve the granting of stock options at an exercise price of $10.72 per share to the five individuals who own and control the General Partner and to directors and officers of the Company.

                      RECENT DEVELOPMENTS IN THE CALIFORNIA CASE

On August 4, 1997, after we made a motion for a preliminary injunction, the California federal court ruled that we demonstrated a likelihood of success on the merits on claims that the defendants violated the federal securities laws in connection with a letter they sent to you on March 21, 1997 and a press release they issued on June 9, 1997. Though the court's August 4 order stated that "Defendants made statements that are probably prohibited by SEC regulations," the court declined to issue injunctive relief at that time.

On October 1, 1997, in the California case, we filed a motion for a temporary restraining order and a preliminary injunction against the continued solicitation of proxies by the General Partner, the holding of the special meeting, and the


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Limited Partners
October 31, 1997
Page 5


implementation of the Proposed Plan. This motion is based on allegations that the defendants have:

    -    Failed to adequately disclose their conflicts of interest to you.

    - Failed to disclose many other material facts in proxy solicitations they mailed to you on September 19, 1997, September 26, 1997, and October 10, 1997.

    - Made numerous false and misleading statements in those proxy solicitations.

    -    Violated the Limited Partnership Rollup Reform Act of 1993.

The California court has not yet made a ruling on this motion. You can get more information about the allegations of the California lawsuit through the internet by going to HTTP://SECURITIES.STANFORD.EDU/CASES/SI_MGT.HTML.

                          THE GENERAL PARTNER'S PROXY FIASCO

As discussed in the two lawsuits, the defendants have sent you Proxies that contained inaccurate and contradictory statements about whether you have to vote for the Proposed Plan in order to participate in the Underwritten Sale. The defendants first sent you a Proxy that stated that you had to vote for the Proposed Plan in order to participate in the Underwritten Sale, then sent you a letter that stated the opposite, then again contradicted themselves when their proxy solicitation agent sent out the original proxy.

Finally, after we filed briefs in Delaware and California alleging that these contradictory statements were false and unlawfully coercive, the General Partner invalidated all proxies that had previously been received. The General Partner sent out a new, BLUE proxy which acknowledges that YOU CAN VOTE AGAINST THE PROPOSED PLAN AND STILL PARTICIPATE IN THE UNDERWRITTEN SALE.

                              OUR ADVICE TO OUR CLIENTS

We have advised all of our clients who are limited partners in the Partnership to vote AGAINST the Proposed Plan. We have also explained to our clients what they must do if they wish to participate in the Proposed Plan's Underwritten Sale should the Proposed Plan be carried out. Limited partners who wish to ensure that they can participate in the Underwritten Sale in case the General Partner obtains the required vote in favor of the Proposed Plan and is ultimately permitted by the courts to implement it should do the following: complete their BLUE Proxy and GREEN Withdrawal


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Limited Partners
October 31, 1997
Page 6


Election Agreement. Remember, YOU CAN VOTE AGAINST THE PROPOSED PLAN AND STILL PARTICIPATE IN THE UNDERWRITTEN SALE if the Proposed Plan is implemented.

If you have any questions concerning our efforts on your behalf, please feel free to contact us at (415) 464-4770 or http://www.millslawfirm.com. For more information about us and our interests in this matter, please review the enclosed Disclosure of Identity and Interests.

                                  Yours very truly,
                                  /s/ Robert W. Mills
                                  Robert W. Mills


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                           [The Mills Law Firm letterhead]

                                   October 31, 1997

                         DISCLOSURE OF IDENTITY AND INTERESTS

Because the Securities and Exchange Commission or a court may consider this mailing to be a "proxy solicitation" within the meaning of the federal securities regulations, we are making the following disclosures to you about our identity and interests in this matter. We (The Mills Law Firm) are attorneys who represent plaintiffs in class actions. One of our main practice areas is the representation of limited partners in limited partnerships. We represent 414 of the limited partners in Synthetic Industries, L.P. -- approximately 22 percent of all the Partnership's limited partners.

Two of the limited partners we represent have filed, on your behalf, class action lawsuits against the General Partner and the entities and individuals which control it. The first lawsuit, filed in Delaware, alleges that the defendants have breached their fiduciary duties and the Partnership Agreement in connection with the Proposed Plan and with other actions they have taken over the past three years. The second lawsuit, filed in California, alleges that the defendants have violated the federal securities laws in connection with the Proposed Plan and proxy solicitations made for the Proposed Plan.

We have a financial interest in receiving attorney's fees and costs in connection with the California and Delaware lawsuits and our representation of the limited partners. It is likely that the amount of attorney's fees we could be entitled to will be higher if we increase the amount of money you receive in the liquidation of the Partnership. We do not own any units in the Partnership -- our only interest relating to the Partnership or the Proposed Plan is our interest in attorney's fees and costs. We intend to send you a proxy statement making more detailed disclosures.

                                       /s/ Robert W. Mills
                                       -------------------
                                       (Robert W. Mills)